EXHIBIT 99.2

BERRY PLASTICS CORPORATION COMPLETES ACQUISITION OF REXAM’S SPECIALTY AND BEVERAGE CLOSURES BUSINESS

For Immediate Release:

EVANSVILLE, INDIANA, September 1, 2011 – Berry Plastics Corporation, an Apollo Management, L.P. and Graham Partners portfolio company, announced today that it has completed the previously disclosed acquisition of Rexam’s specialty and beverage closures business (“Rexam SBC”).

Rexam SBC is a leading manufacturer of injection and compression molded plastic specialty and beverage closures, jars, and other plastic packaging products for the food, beverage, industrial and household chemical, automotive and beauty end markets.  Rexam SBC has eight manufacturing facilities globally, including seven in the U.S. and one in Brazil.  In addition, Rexam SBC has manufacturing operations in Malaysia and Mexico through joint venture agreements, and a research and development technical center located in Perrysburg, Ohio.

For additional information, please contact:

Robert C. Weilminster

Executive Vice President, Corporate Development

Diane Tungate

Executive Assistant

Berry Plastics Corporation

101 Oakley Street

Evansville, IN 47710

Telephone: (812) 306-2370

About Berry Plastics

Berry Plastics is a leading manufacturer and marketer of plastic packaging products.  For the fiscal year ended October 2, 2010 Berry Plastics reported net sales of $4.3 billion and had over 16,000 employees.  Berry is headquartered in Evansville, Indiana and has 84 manufacturing facilities around the world.

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Certain statements and information included in this release may constitute “forward looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of Berry Plastics to be materially different from any future results, performance, or achievements expressed or implied in such forward looking statements.  Additional discussion of factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations is contained in the companies’ SEC filings. The companies do not undertake any obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.